news release

Ovintiv Announces Results of Annual Meeting

DENVER, May 6, 2024 – Ovintiv Inc. (NYSE, TSX: OVV; the “Company”) today announced that the following matters, as further described in the Company’s Proxy Statement filed on March 21, 2024 (the “Proxy Statement”), were voted upon at its 2024 Annual Meeting of Shareholders held on May 2, 2024.

Election of Directors

Each director listed in the Proxy Statement was elected as a director of the Company. The results of the vote by ballot were as follows:

	Shares For	Percent	Shares Against	Percent	Abstain	Broker Non-vote
Peter A. Dea	194,581,463	97.01%	5,980,639	2.98%	150,878	20,538,660
Sippy Chhina	200,244,944	99.84%	317,144	0.15%	150,892	20,538,660
Meg A. Gentle	198,470,251	98.95%	2,099,327	1.04%	143,402	20,538,660
Ralph Izzo	195,409,729	97.53%	4,945,059	2.46%	358,192	20,538,660
Howard J. Mayson	198,481,795	98.96%	2,081,815	1.03%	149,370	20,538,660
Brendan M. McCracken	198,830,113	99.13%	1,735,065	0.86%	147,802	20,538,660
Steven W. Nance	198,531,863	98.98%	2,033,078	1.01%	148,039	20,538,660
Suzanne P. Nimocks	188,947,158	94.21%	11,604,010	5.78%	161,812	20,538,660
George L. Pita	199,317,510	99.38%	1,240,003	0.61%	155,467	20,538,660
Thomas G. Ricks	188,827,826	94.24%	11,525,314	5.75%	359,840	20,538,660
Brian G. Shaw	197,404,723	98.42%	3,154,579	1.57%	153,678	20,538,660

Advisory Vote to Approve Compensation of Named Executive Officers

The results of the non-binding advisory vote for the compensation of the Company’s named executive officers were as follows:

Shares For	Percent	Shares Against	Percent	Abstain	Broker Non-vote
193,170,054	96.34%	7,326,219	3.65%	216,707	20,538,660

Ratify PricewaterhouseCoopers LLP as Independent Auditors

The results for the ratification of PricewaterhouseCoopers LLP, Chartered Accountants, as the Company’s independent auditors were as follows:

Shares For	Percent	Shares Against	Percent	Abstain	Broker Non-vote
214,298,281	96.92%	6,792,132	3.07%	161,227	0

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Further information on Ovintiv Inc. is available on the Company’s website, www.ovintiv.com, or by contacting:

Investor contact: (888) 525-0304	Media contact: (403) 645-2252

SOURCE: Ovintiv Inc.

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